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Exhibit 99.1

CommScope Announces Pricing of Convertible Debentures Offering

        HICKORY, N.C., March 18 /PRNewswire-FirstCall/—CommScope, Inc. (NYSE: CTV) today announced that it has priced a private offering of $225 million aggregate principal amount of convertible senior subordinated debentures due 2024. These convertible debentures bear an interest rate of 1.00%. In addition, the Company has granted the initial purchasers of the debentures an option to purchase up to an additional $25 million aggregate principal amount of debentures. This offering of debentures is expected to close on March 24, 2004.

        The debentures are convertible into CommScope common stock, under certain circumstances at the option of the holder, at an initial conversion rate of approximately 45.9770 shares per $1,000 principal amount at maturity of debentures, subject to adjustment. At the initial conversion rate, the notes will be convertible into common stock at a conversion price of approximately $21.75 per share. This represents an approximate 33% premium based on the last reported sale price of CommScope's common stock on the New York Stock Exchange of $16.35 per share.

        The Company plans to use the net proceeds as follows: a) to retire all of the $172.5 million aggregate principal amount of our outstanding 4% convertible subordinated notes due 2006 by redemption, at a redemption price of 101.7143% of their principal amount, plus accrued interest, and/or through privately negotiated transactions concurrent with or subsequent to this offering; b) to repay $25 million of outstanding revolving credit loans under our senior secured credit facility; and c) for other general corporate purposes.

        This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities of CommScope and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The securities have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws. Any offers of the securities will be made exclusively by means of a private offering memorandum.

About CommScope

        CommScope (NYSE: CTV) is a world leader in the design and manufacture of 'last mile' cable and connectivity solutions for communication networks. We are the global leader in structured cabling systems for business enterprise applications and the world's largest manufacturer of coaxial cable for Hybrid Fiber Coaxial (HFC) applications. Backed by strong research and development, CommScope combines technical expertise and proprietary technology with global manufacturing capability to provide customers with high-performance wired or wireless cabling solutions from the central office to the home.

Forward-Looking Statements

        This press release contains forward-looking statements regarding among other things, the business position, plans, transition, outlook, margins, revenues, earnings, accretion, synergies and other financial items, and integration and restructuring plans related to CommScope's acquisition of substantially all of the assets and certain liabilities of Connectivity Solutions that are based on information currently available to management, management's beliefs and a number of assumptions concerning future events. Forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause the actual results to differ materially from those currently expected. The potential risks and uncertainties that could cause actual results of CommScope to differ materially include, but are not limited to, the ability of the company to complete the acquisition of certain international operations; the challenges of transition, integration and restructuring associated with the acquisition; purchase accounting adjustments; the challenges of achieving anticipated synergies; the ability to retain qualified employees and existing business alliances; maintaining satisfactory relationships with represented employees; customer demand for Connectivity Solutions products, applications and service; any statements of belief and any statements of assumptions underlying any of the foregoing; expected demand from Comcast Corporation and other major domestic MSOs; telecommunications industry capital spending; ability to maintain successful relationships with distributors; industry consolidation; ability of our customers to secure adequate financing to fund their infrastructure projects or to pay us; product demand and industry excess capacity; changes or fluctuations in global business conditions; financial performance and limited control of OFS BrightWave; competitive pricing and acceptance of our products; changes in cost and availability of key raw materials, especially those that are available only from limited sources; ability to recover higher material and transportation costs from our customers through price increases; possible future impairment charges for goodwill and other long-lived assets; industry competition and the ability to retain customers; possible disruption due to customer or supplier bankruptcy, reorganization or restructuring; our ability to obtain financing and capital on commercially reasonable terms; covenant restrictions and our ability to comply with covenants in our debt agreements; successful operation of bimetals manufacturing and other vertical integration activities; successful expansion and related operation of our facilities; achievement of sales, growth and earnings goals; ability to achieve reductions in costs; ability to retain and attract key personnel; developments in technology; intellectual property protection; product performance issues and associated warranties; adequacy and availability of insurance; regulatory changes affecting us or the industries we serve; acquisition activities and the ability to integrate acquisitions; environmental issues; terrorist activity or armed conflict; political instability; major health concerns and other factors. For a more complete description of factors that could cause such a difference, please see CommScope's filings with the Securities and Exchange Commission. In providing forward-looking statements, the Company does not intend, and is not undertaking any duty or obligation, to update these statements as a result of new information, future events or otherwise.

SOURCE CommScope, Inc.

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  Exhibit 99.1